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                                                                      EXHIBIT 21
                                                                      ----------

                                  SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation).

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of March 20, 1998 (all of which are included in the consolidated financial statements):

                                                   State or
                                                  Country of
Name of Subsidiary                               Incorporation
------------------                               -------------

1nfo Inc.                                          Georgia

Acrofax Inc./(6)/                                  Canada

CBI Ventures, Inc./(6)/                            Georgia

Computer Ventures, Inc./(6)/                      Delaware

Credence, Inc.                                     Georgia

Credit Northwest Corporation/(6)/                 Washington

Credit Union Card Services, Inc./(5)/             Wisconsin

Equifax Asia Pacific Holdings, Inc.                Georgia

Equifax Card Services (Madison), Inc./(4)/        Wisconsin

Equifax Check Services, Inc./(13)/                Delaware
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                                                    State or
                                                   Country of
Name of Subsidiary                               Incorporation
------------------                               -------------

Equifax Card Services, Inc./(13)/                  Florida

Equifax Credit Information Services, Inc.          Georgia

Equifax Decision Systems B.V.                     Netherlands

Equifax de Mexico Sociedad de Informacion
  Creditica, S.A./(9)(10)/                         Mexico

Equifax Europe Ltd.                                Georgia

Equifax Europe (U.K.) Ltd./(7)/                 United Kingdom

Equifax Healthcare Information Services, Inc.      Georgia

Equifax Holdings (Mexico) Inc.                     Georgia

Equifax India Private Ltd./(3)/                     India

Equifax Information Technology, Inc./(6)/          Georgia

Equifax Investments (Mexico) Inc.                  Georgia

Equifax Investments (U.S.) Inc.                    Georgia

Equifax Luxembourg S.A./(1)(8)/                  Luxembourg

Equifax Luxembourg (No. 2) S.A.                  Luxembourg

Equifax Mauritius Private Limited/(3)/            Mauritius

Equifax Payment Services, Inc.                    Delaware

Equifax Properties, Inc.                           Georgia

Equifax-Rochester, Inc./(6)/                      New York

Equifax South America, Inc.                        Georgia

Equifax U.K. Finance Ltd./(11)/                 United Kingdom

Equifax U.K. Finance (No. 2)/(12)/              United Kingdom
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                                                    State or
                                                   Country of
Name of Subsidiary                               Incorporation
------------------                               -------------

Equifax Ventures, Inc.                             Georgia

Financial Institution Benefit Association,
  Inc./(13)/                                   District of Columbia

Financial Insurance Marketing
  Group, Inc./(13)/                            District of Columbia

First Bankcard Systems, Inc./(13)/                 Georgia

Global Scan Ltd./(18)/                          United Kingdom

Global Scan (USA), Inc./(15)/                     Delaware

Goldleaf Technologies, Inc./(13)/                  Georgia

High Integrity Systems, Inc./(13)/                California

Infolink Ltd./(22)/                             United Kingdom
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                                                    State or
                                                   Country of
Name of Subsidiary                               Incorporation
------------------                               -------------

Light Signatures, Inc./(13)/                      California

Market Knowledge, Incorporated/(6)/                Illinois

Stewardship, Inc./(6)/                            Mississippi

Tecnicob S.A./(7)(8)/                              France

The Equifax Database Company Ltd./(7)/             Ireland

The Infocheck Group Ltd./(8)/                  United Kingdom

Transax Australia plc/(21)/                     United Kingdom

Transax France plc/(21)/                        United Kingdom

Transax (Ireland) plc/(21)/                        Ireland

Transax Ltd./(8)/                                New Zealand

Transax plc./(8)/                                United Kingdom

Transax pty Ltd./(19)/                             Australia

Transax S.N.C./(2)(20)/                            France

UAPT-Infolink, plc/(8)/                         United Kingdom
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                                                   State or
                                                  Country of
Name of Subsidiary                              Incorporation
------------------                              -------------





In addition, Registrant's subsidiary, Equifax Credit Information Services, Inc., owns 100% of the stock of Acrofax Inc. (Canada) which holds 84% of the stock of Equifax Canada Inc. (Canada). Equifax Canada Inc. owns 100% of the stock of Telecredit Canada, Inc. and Equifax Canada (AFX) Inc. (Canadian corporations). In addition, the Company also manages Equifax Accounts Receivable Services, Inc.

Registrant's subsidiary Equifax South America, Inc. owns 66% of the stock of Organizacion Veraz, S.A. (Argentina), and, also, owns 99% of the stock of Equifax de Chile, S.A. (Chile). Equifax de Chile, S.A. owns Marketing Services, S.A. (TISCA) (Chile) and Dicom S.A. (Chile).

Registrant's subsidiary Equifax Europe Ltd. (Georgia corporation) owns 49% of the stock of Precision Marketing Information Ltd. (Ireland) and 49% of the stock of ASNEF-Equifax Servicios de Informacion de Credito S.L. (Spain).

Registrant's subsidiary Equifax Asia Pacific Holdings, Inc. owns 100% of the stock of Equifax Mauritius Private Ltd. which owns 50% of the stock of Equifax Venture Infotek Private Ltd. (India).

Registrant's
------------

/(1)/Subsidiary of Acrofax Inc.
/(2)/Subsidiary of Central Credit Services Ltd.
/(3)/Subsidiary of Equifax Asia Pacific Holdings, Inc.
/(4)/Subsidiary of Equifax Card Services, Inc.
/(5)/Subsidiary of Equifax Card Services (Madison), Inc.
/(6)/Subsidiary of Equifax Credit Information Services, Inc.
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/(7)/Subsidiary of Equifax Europe Ltd. (Georgia corporation)
/(8)/Subsidiary of Equifax Europe (U.K.) Ltd.
/(9)/Subsidiary of Equifax Holdings (Mexico) Inc.
/(10)/Subsidiary of Equifax Investments (Mexico) Inc.
/(11)/Subsidiary of Equifax Luxembourg, S.A.
/(12)/Subsidiary of Equifax Luxembourg (No. 2) S.A.
/(13)/Subsidiary of Equifax Payment Services, Inc.
/(14)/Subsidiary of Global Scan Limited
/(15)/Subsidiary of Global Scan Investments Ltd.
/(16)/Subsidiary of H.P. Information plc
/(17)/Subsidiary of Infolink Ltd.
/(18)/Subsidiary of The Infocheck Group Ltd.
/(19)/Subsidiary of Transax Australia plc
/(20)/Subsidiary of Transax France plc
/(21)/Subsidiary of Transax plc
/(22)/Subsidiary of UAPT-Infolink plc
/(23)/Subsidiary of Vivat plc